UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025

Astera Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 North First Street,
San Jose, CA 95131
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 766-3806

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Astera Labs, Inc. (the “Company”) held its 2025 Annual Stockholders Meeting on June 5, 2025, (the “Annual Meeting”). There were 164,914,754 shares of common stock entitled to be voted at the Annual Meeting, of which 144,451,882 were voted in person or by proxy.

(b) At the Annual Meeting, stockholders elected all three Class I nominees for director to the Company's board of directors to serve until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; and ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 ("Auditor Ratification").

The Company’s inspector of election certified the following vote tabulations:

Proposal No. 1

Election of Class I Director Nominees	For	Withheld	Broker Non-Votes
Jitendra Mohan	109,977,269	2,630,733	31,843,880
Stefan Dyckerhoff	81,821,554	30,786,448	31,843,880
Bethany Mayer	104,133,596	8,474,406	31,843,880
Proposal No. 2

	For	Against	Abstain	Broker Non-Votes*
Auditor Ratification	144,009,267	253,622	188,993	-

*Brokers were permitted to cast stockholder non-votes (i.e., uninstructed shares) at their discretion on this proposal item, and such non-votes are reflected in the votes For, Against or to Abstain.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025	Astera Labs, Inc.

By: /s/ Philip Mazzara
Name: Philip Mazzara
Title: General Counsel and Secretary